Exhibit 99
Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results

Delivers Robust Growth of 13.9% in Net Sales and 65.2% in Net Income

Achieves Strong Net Income to Free Cash Flow Conversion

Introduces Full-Year Guidance for 2024

MINNEAPOLIS, MN (Feb. 22, 2024)—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC) today reported its fourth-quarter and full-year financial results for 2023.

(In millions, except per share data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net sales	$311.4	$291.0	7.0%	$1,243.6	$1,092.2	13.9%
Net income	$31.0	$23.8	30.3%	$109.5	$66.3	65.2%
Diluted EPS	$1.64	$1.27	29.1%	$5.83	$3.55	64.2%

Adjusted diluted EPS	$1.92	$1.46	31.5%	$6.57	$4.10	60.2%
Adjusted EBITDA	$41.5	$41.7	(0.5)%	$192.9	$133.7	44.3%
Adjusted EBITDA margin %	13.3%	14.3%	(100 bps)	15.5%	12.2%	330 bps

Highlights
•Delivered record full-year net sales of $1,243.6 million, marking a 13.9% increase from 2022. Organic growth of 13.6% driven by growth across all geographies and product categories.

•Fourth-quarter net sales increased 7.0% to $311.4 million. Organic growth of 5.4% resulted from price realization across all geographies.

•Achieved full-year adjusted EBITDA of $192.9 million, a 44.3% increase compared to 2022. Full-year adjusted EBITDA margin of 15.5% improved by 330 basis points, driven by strong sales growth and improved gross margins.

•Generated full-year operating cash flow of $188.4 million. Represents a $213.5 million increase compared to 2022 enabling the Company to return over $40 million of capital to shareholders in 2023 through dividends and share repurchases. Strengthened financial position by repaying $100.0 million of debt during 2023. The Company's net leverage ratio reduced to 0.43x adjusted EBITDA.

•Introduced the T1581 Ride-on Scrubber in January – Tennant's newest addition to its product portfolio – a medium-sized floor cleaning machine designed to revolutionize light industrial cleaning and demonstrates Tennant Company's commitment to innovation and providing its customers a comprehensive portfolio of solutions to solve their cleaning challenges.

•Signed an exclusive technology agreement in February with Brain Corp to fuel the next generation of AI-enabled robotic cleaning technologies, enhance customer Return on Investment, and accelerate Autonomous Mobile Robotic ("AMR") revenue growth.

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Page 2 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results

“We are pleased to report Tennant's strong fourth-quarter results, continuing the trend of positive results over the past six quarters," said Dave Huml, Tennant president and chief executive officer. "Our full-year results represent record achievements for the company in terms of net sales, adjusted EBITDA and EBITDA margin. We saw full-year organic growth across all geographies and product categories as our price realization effectively offset inflationary pressures. The exceptional teamwork and dedication displayed across the company, particularly in efforts to meaningfully reduce backlog, have been pivotal to our success this year."

"As we enter 2024, our strategic focus centers on our new enterprise strategy," continued Huml. "We are targeting to deliver long-term revenue growth, expand margins, and continue to generate strong cash flow. We have already begun to activate specific growth initiatives in the areas of new product innovation, expanded go-to-market strategies and disciplined pricing. We are excited about our position and have confidence in our ability to drive sustained long-term growth."

Net Sales Results
Consolidated net sales for the fourth quarter 2023 totaled $311.4 million, a 7.0% increase compared to $291.0 million in the fourth quarter of 2022. Consolidated net sales for the full year 2023 totaled $1,243.6 million, a 13.9% increase compared to $1,092.2 million in 2022. The components of the consolidated net sales change were as follows:

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023 vs. 2022	2023 vs. 2022
Price	5.9%	8.7%
Volume	(0.5)%	4.9%
Organic growth	5.4%	13.6%
Foreign currency	1.6%	0.3%
Total growth	7.0%	13.9%

Organic Sales
Organic sales, which excludes the effects of foreign currency, grew in both the fourth quarter and full year 2023 compared to 2022. This growth was driven by price realization across all regions and by volume growth in equipment sales, particularly in the Americas. At December 31, 2023, the Company's backlog was approximately $186 million, a reduction of $28 million in the fourth quarter and $140 million for the full year.

	Three Months Ended December 31, 2023				Twelve Months Ended December 31, 2023
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic net sales growth	7.3%	(0.6)%	9.6%	5.4%	18.9%	2.6%	8.6%	13.6%

Americas: The 7.3% growth in the Americas during the fourth quarter resulted from price realization in North America partially offset by volume declines. The 18.9% growth during the full year was driven equally by price realization and increased volume across all geographies.

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Page 3 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
EMEA: The 0.6% decline in EMEA during the fourth quarter was driven by volume declines in equipment sales partially offset by growth in parts and consumables and service. The 2.6% increase during the full year was propelled by price realization in all product categories, though EMEA volumes were impacted by weaker-than-expected market conditions.

APAC: The 9.6% increase in APAC during the fourth quarter and 8.6% increase during the full year were driven by price realization in Australia and volume increases in Australia and China.

Operating Results
Gross profit margin increased to 42.0% in the fourth quarter, a 240-basis-point improvement from 2022. Adjusted gross profit margin increased to 42.2% in the fourth quarter of 2023, a 250-basis-point improvement from 2022. For the full year 2023, gross profit margin increased to 42.4% compared to 38.5% in 2022. Adjusted gross profit margin increased to 42.5% for the full year 2023, a 390-basis-point improvement compared to 2022. The increase in both periods was driven primarily by price realization, but also cost-out activities and plant productivity, which offset inflation in the year.

In the fourth quarter of 2023, selling and administrative ("S&A") expense as a percentage of sales increased to 30.7%, up from 27.2% in 2022. Adjusted S&A expense as a percentage of sales for the fourth quarter 2023 increased to 29.9%, up from 27.0% in 2022. Full-year S&A expense as a percentage of sales increased to 28.4% in 2023, compared to 28.0% in 2022. Adjusted S&A expense as a percentage of sales increased to 28.0% in 2023, compared to 27.9% in 2022. Rate increases in both periods were primarily attributed to higher variable costs linked to improved operating performance as well as strategic investments to deliver future growth.

Adjusted EBITDA was $41.5 million in the fourth quarter of 2023, down slightly compared to $41.7 million in 2022. Adjusted EBITDA margin for the fourth quarter 2023 was 13.3%, a 100-basis-point decline from 2022. The decline was primarily driven by higher variable costs linked to improved operating performance, strategic growth investments within S&A, and elevated research and development (R&D) expense due to timing of project spend.

Adjusted EBITDA was $192.9 million for the full year 2023, compared to $133.7 million in the prior-year period. The improvement in adjusted EBITDA was primarily due to strong sales growth, driven by both volume and price, and gross margin expansion. Adjusted EBITDA margin was 15.5% in 2023, a 330-basis-point increase over the prior-year period benefiting from operating leverage created by sales growth.

Net income was $31.0 million in the fourth quarter of 2023, a $7.2 million increase compared to the fourth quarter of 2022. The increase was primarily driven by a lower effective tax rate due to a discrete nonrecurring and noncash item. Net income for the full year 2023 was $109.5 million, an increase of $43.2 million compared to 2022. The increase was primarily driven by favorable operating results and a lower tax rate discussed above partly offset by higher interest expense.
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Page 4 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results

Cash Flow, Capital Allocation and Liquidity
Cash generated from operations for the full year 2023 totaled $188.4 million, a $213.5 million increase compared to 2022. The increase was driven by strong operating performance and moderating investments in working capital. The Company converted 150% of net income to free cash flow in 2023.

Liquidity remained strong with a balance of $117.1 million in cash and cash equivalents as of the end of 2023 and $336.8 million of unused borrowing capacity on the Company’s revolving credit facility.

The Company continues to allocate capital with a disciplined approach and consistent priorities, which include making strategic investments in our business to drive long-term profitable growth, returning cash to shareholders through dividends and share repurchases, and managing within our debt leverage goals. The Company invested $22.8 million in capital expenditures and reduced outstanding debt by $100.0 million in 2023. The Company returned $41.8 million to shareholders through a combination of $20.1 million in dividends and repurchasing 290,920 shares for $21.7 million.

Guidance
The Company is introducing full-year 2024 guidance.

"Building on the momentum of a record 2023, our focus in 2024 is on rigorous execution in the first year of our new enterprise growth strategy, continuing to meaningfully reduce backlog, allocating capital in line with our stated capital priorities, and actively pursuing accretive acquisitions aligned to our M&A strategy," said Huml.

For the full year 2024, the Company is targeting organic net sales growth between 2% and 4% split equally between price and volume growth. The year-over-year growth reflects an expected reduction in backlog between $80 and $100 million for the full year 2024 compared to $140 million in 2023. The Company expects continued strong price realization and cost-out activities to favorably impact gross margins and will remain disciplined in spending, focusing on areas that position it for growth and enhanced operating efficiencies.

(In millions except per share data)	2024 Guidance Range
Net sales	$1,270 - $1,295
Organic net sales growth	2.0% - 4.0%
Adjusted diluted net income per share*	$6.05 - $6.65
Adjusted EBITDA*	$198 - $213
Adjusted EBITDA margin*	15.6% - 16.4%
Capital expenditures*	$20 - $25
Adjusted effective tax rate*	22% - 27%
*Excludes ERP modernization costs, other certain nonoperational items and amortization expense.

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Page 5 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results

Conference Call
Tennant will host a conference call to discuss its 2023 fourth-quarter and full-year results today, February 22, 2024, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

About Tennant Company
Founded in 1870, Tennant Company (NYSE: TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its innovative products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.24 billion in 2023 and has approximately 4,457 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets the Company serves. Particular risks and uncertainties presently facing it include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; the Company's ability to comply with global laws and regulations; the Company's ability to adapt to customer pricing sensitivities; the competition in the Company's business; fluctuations in the cost, quality or availability of raw materials and purchased components; the Company's ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; the Company's ability to attract, retain and develop key personnel and create effective succession planning strategies; the Company's ability to effectively develop and manage strategic planning and growth processes and the related operational plans; the Company's ability to successfully upgrade and evolve its information technology systems; the Company's ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; the Company's ability to maintain the health and safety of its workers; the Company's ability to integrate acquisitions; and the Company's ability to develop and commercialize new innovative products and services.

The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in our 2023 Form 10-K, when filed. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

The Company believes that disclosing gross profit – as adjusted, gross margin – as adjusted, selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating
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Page 6 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company use these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for gain on sale of assets, restructuring-related charges, acquisition-contingent consideration, loss on extinguishment of debt, and amortization expense. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

INVESTOR RELATIONS CONTACT:
Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242

FINANCIAL TABLES FOLLOW

Page 7 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$311.4	$291.0	$1,243.6	$1,092.2
Cost of sales	180.6	175.8	715.8	671.3
Gross profit	130.8	115.2	527.8	420.9
Selling and administrative expense	95.7	79.2	352.6	306.3
Research and development expense	10.6	7.6	36.6	31.1
Gain on sale of assets	—	—	—	(3.7)
Operating income	24.5	28.4	138.6	87.2
Interest expense, net	(2.5)	(3.4)	(13.5)	(7.1)
Net foreign currency transaction (loss) gain	(0.2)	(0.8)	0.3	(1.2)
Other income (expense), net	0.2	0.5	(1.6)	0.6
Income before income taxes	22.0	24.7	123.8	79.5
Income tax (benefit) expense	(9.0)	0.9	14.3	13.2
Net income	$31.0	$23.8	$109.5	$66.3

Net income per share
Basic	$1.67	$1.29	$5.92	$3.58
Diluted	$1.64	$1.27	$5.83	$3.55

Weighted average shares outstanding
Basic	18,579,763	18,490,547	18,509,523	18,494,356
Diluted	18,906,887	18,685,605	18,783,633	18,697,255
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Americas	$208.1	$193.2	7.7%	$840.3	$705.9	19.0%
Europe, Middle East and Africa	80.3	76.6	4.8%	314.4	301.6	4.2%
Asia Pacific	23.0	21.2	8.5%	88.9	84.7	5.0%
Total	$311.4	$291.0	7.0%	$1,243.6	$1,092.2	13.9%
(1) Net of intercompany sales.
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Page 8 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)
December 31	2023	2022
ASSETS
Cash, cash equivalents, and restricted cash	$117.1	$77.4
Receivables, less allowances of $7.2 and $6.1, respectively	247.6	251.5
Inventories	175.9	206.6
Prepaid and other current assets	28.5	39.8
Total current assets	569.1	575.3
Property, plant and equipment, less accumulated depreciation of $304.0 and $279.3, respectively	187.7	179.9
Operating lease assets	41.7	31.8
Goodwill	187.4	182.0
Intangible assets, net	63.1	76.4
Other assets	64.4	39.7
Total assets	$1,113.4	$1,085.1
LIABILITIES AND TOTAL EQUITY
Current portion of long-term debt	$6.4	$5.2
Accounts payable	111.4	126.1
Employee compensation and benefits	67.3	44.0
Other current liabilities	88.6	86.3
Total current liabilities	273.7	261.6
Long-term debt	194.2	295.1
Long-term operating lease liabilities	27.4	17.1
Employee-related benefits	13.3	13.2
Deferred income taxes	5.0	11.5
Other liabilities	21.5	14.5
Total long-term liabilities	261.4	351.4
Total liabilities	535.1	613.0
Common stock, $0.375 par value per share, 60,000,000 shares authorized; 18,631,384 and 18,521,485 issued and outstanding, respectively	7.0	7.0
Additional paid-in capital	64.9	56.0
Retained earnings	547.4	458.0
Accumulated other comprehensive loss	(42.3)	(50.2)
Total Tennant Company shareholders' equity	577.0	470.8
Noncontrolling interest	1.3	1.3
Total equity	578.3	472.1
Total liabilities and total equity	$1,113.4	$1,085.1

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Page 9 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)
Years ended December 31	2023	2022
OPERATING ACTIVITIES
Net income	$109.5	$66.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	36.4	32.8
Amortization expense	14.7	15.9
Deferred income tax benefit	(26.9)	(15.6)
Share-based compensation expense	11.6	7.8
Bad debt and returns expense	3.4	2.3
Gain on sale of assets	—	(3.7)
Other, net	1.3	1.0
Changes in operating assets and liabilities:
Receivables	4.1	(46.3)
Inventories	14.3	(68.3)
Accounts payable	(15.3)	7.7
Employee compensation and benefits	22.3	(14.8)
Other assets and liabilities	13.0	(10.2)
Net cash provided by (used in) operating activities	188.4	(25.1)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(22.8)	(25.0)
Other, net	—	0.1
Proceeds from sale of assets, net of cash divested	—	4.1
Investment in leased assets	(1.2)	(4.3)
Cash received from leased assets	0.8	0.6
Net cash used in investing activities	(23.2)	(24.5)
FINANCING ACTIVITIES
Proceeds from borrowings	20.0	52.0
Repayments of borrowings	(120.0)	(19.1)
Change in finance lease obligations	0.2	—
Proceeds (repurchases) from exercise of stock options, net of employee tax withholdings obligations	19.0	(0.9)
Dividends paid	(20.1)	(18.9)
Repurchases of common stock	(21.7)	(5.0)
Net cash (used in) provided by financing activities	(122.6)	8.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.9)	(4.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	39.7	(46.2)
Cash, cash equivalents and restricted cash at beginning of year	77.4	123.6
Cash, cash equivalents and restricted cash at end of year	$117.1	$77.4
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Page 10 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income - as reported	$31.0	$23.8	$109.5	$66.3
Adjustments:
Gain on sale of assets	—	—	—	(2.8)
Amortization expense	2.7	2.7	10.6	11.5
Restructuring-related charge (Cost of sales)	0.5	0.2	0.5	0.2
Restructuring-related charge (S&A expense)	0.8	0.5	1.6	1.3
ERP modernization (S&A expense)	1.2	—	1.2	—
Net income - as adjusted	$36.2	$27.2	$123.4	$76.5

Net income per share - as reported:
Diluted	$1.64	$1.27	$5.83	$3.55
Adjustments:
Gain on sale of assets	—	—	—	(0.15)
Amortization expense	0.14	0.15	0.56	0.62
Restructuring-related charge (Cost of sales)	0.03	0.01	0.03	0.01
Restructuring-related charge (S&A expense)	0.05	0.03	0.09	0.07
ERP modernization (S&A expense)	0.06	—	0.06	—
Net income per diluted share - as adjusted	$1.92	$1.46	$6.57	$4.10
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Page 11 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income - as reported	$31.0	$23.8	$109.5	$66.3
Less:
Interest expense, net	2.5	3.4	13.5	7.1
Income tax expense	(9.0)	0.9	14.3	13.2
Depreciation expense	10.0	8.8	36.4	32.8
Amortization expense	3.7	3.8	14.7	15.9
EBITDA	$38.2	$40.7	$188.4	$135.3
Adjustments:
Gain on sale of assets	—	—	—	(3.7)
Restructuring-related charge (Cost of sales)	0.7	0.3	0.7	0.3
Restructuring-related charge (S&A expense)	1.0	0.7	2.2	1.8
ERP modernization (S&A expense)	1.6	—	1.6	—
EBITDA - as adjusted	$41.5	$41.7	$192.9	$133.7
EBITDA margin - as adjusted	13.3%	14.3%	15.5%	12.2%
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Page 12 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Gross Profit, Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Gross profit - as reported	$130.8	$115.2	$527.8	$420.9
Gross margin - as reported	42.0%	39.6%	42.4%	38.5%
Adjustments:
Restructuring-related charge (Cost of sales)	0.7	0.3	0.7	0.3
Gross profit - as adjusted	$131.5	$115.5	$528.5	$421.2
Gross margin - as adjusted	42.2%	39.7%	42.5%	38.6%

S&A expense - as reported	$95.7	$79.2	$352.6	$306.3
S&A expense as a percent of net sales - as reported	30.7%	27.2%	28.4%	28.0%
Adjustments:
Restructuring-related charge (S&A expense)	(1.0)	(0.7)	(2.2)	(1.8)
ERP modernization (S&A expense)	(1.6)	—	(1.6)	—
S&A expense - as adjusted	$93.1	$78.5	$348.8	$304.5
S&A expense as a percent of net sales - as adjusted	29.9%	27.0%	28.0%	27.9%

Operating income - as reported	$24.5	$28.4	$138.6	$87.2
Operating margin - as reported	7.9%	9.8%	11.1%	8.0%
Adjustments:
Restructuring-related charge (Cost of sales)	0.7	0.3	0.7	0.3
Gain on sale of assets	—	—	—	(3.7)
Restructuring-related charge (S&A expense)	1.0	0.7	2.2	1.8
ERP modernization (S&A expense)	1.6	—	1.6	—
Operating income - as adjusted	$27.8	$29.4	$143.1	$85.6
Operating margin - as adjusted	8.9%	10.1%	11.5%	7.8%

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Page 13 – Tennant Company Reports Record 2023 Fourth-Quarter and Full-Year Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Income before income taxes - as reported	$22.0	$24.7	$123.8	$79.5
Adjustments:
Gain on sale of assets	—	—	—	(3.7)
Amortization expense	3.7	3.8	14.7	15.9
Restructuring-related charge (Cost of sales)	0.7	0.3	0.7	0.3
Restructuring-related charge (S&A expense)	1.0	0.7	2.2	1.8
ERP modernization (S&A expense)	1.6	—	1.6	—
Income before income taxes - as adjusted	$29.0	$29.5	$143.0	$93.8

Income tax expense - as reported	$(9.0)	$0.9	$14.3	$13.2
Effective tax rate - as reported	(40.9)%	3.6%	11.6%	16.6%
Adjustments(1):
Gain on sale of assets	—	—		(0.9)
Amortization expense	1.0	1.1	4.1	4.4
Restructuring-related charge (Cost of sales)	0.2	0.1	0.2	0.1
Restructuring-related charge (S&A expense)	0.2	0.2	0.6	0.5
ERP modernization (S&A expense)	0.4	—	0.4	—
Income tax expense - as adjusted	$(7.2)	$2.3	$19.6	$17.3
Effective tax rate - as adjusted	(24.8)%	7.8%	13.7%	18.4%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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